UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 17, 2008

OPENCELL BIOMED, INC.

---------------------------------------------------------------

(Exact Name of small business issuer as specified in its charter)

Nevada                         333-141094                      75-3255895

-----------------------            --------------------            ------------------------

(State of Incorporation)   (Commission File No.)   (IRS Employer ID Number)

25 The West Mall, #253, Unit 1336

Toronto, Ontario, M9C 1B8

--------------------------------------------------------------------------

(Address of principal executive offices)

(416) 622-5354

------------------------------------------------------

(Registrant’s telephone number, including area code)

Grand Motion, Inc.

----------------------------------------------------------------

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

On July 17, 2008, we changed our name to "OpenCell Biomed, Inc." We filed a Certificate of Amendment to the Articles of Incorporation reflecting such change on the same date with the Nevada Secretary of State (see attached).   The action was effected by the written consent of a majority of our shareholders. On July 16, 2008, our board of directors adopted the action, and authorized submitting such action to a vote of our shareholders.

Item 8.01  Other Events

We expect that our ticker symbol which change as a result of such action. We will file a new Form 8-K to reflect the new ticker symbol.

Item 9.  Financial Statements and Exhibits

(c)  Exhibits

Number

Exhibit

3.3

Certificate of Amendment filed with the Secretary of State of the State of Nevada effecting changing the name of the corporation from Grand Motion, Inc. to OpenCell Biomed, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpenCell Biomed, Inc.

By:  /s/ Mislav Pavelic

Mislav Pavelic

President

Date: July 22, 2008

3